UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 5, 2018

RenaissanceRe Holdings Ltd.
(Exact name of registrant as specified in its charter)

Bermuda	001-14428	98-014-1974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Renaissance House 12 Crow Lane, Pembroke Bermuda	HM 19
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (441) 295-4513
Not Applicable
(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.
Sixth Amendment to Letter of Credit Reimbursement Agreement
Effective as of November 5, 2018, Renaissance Reinsurance Ltd. (“RRL”) entered into the Sixth Amendment to Letter of Credit Reimbursement Agreement (the “Amendment”), by and among RRL and each of Bank of Montreal, as documentation agent (the “Documentation Agent”), Bank of Montreal, London Branch, as a lender (“BMO”), Citibank Europe plc, as a lender and as collateral agent (“CEP”), and ING Bank N.V., London Branch, as a lender and as letter of credit agent (“ING” and, together with BMO and CEP, the “Lenders”), amending the Letter of Credit Reimbursement Agreement, dated as of November 23, 2015, as amended (the “Reimbursement Agreement”), evidencing a secured letter of credit facility (the “Facility”) providing for the issuance by the Lenders of a letter of credit (the “Letters of Credit”) for the account of RRL to support business written by RRL’s Lloyd’s syndicate, Syndicate 1458.
The Letter of Credit is denominated in U.S. Dollars, with a stated amount of $180 million. Pursuant to the Amendment, the term of the Facility was extended until the date that is four years from the date of notice from ING to the beneficiary of the Letters of Credit, which notice is required to be given not later than December 31, 2018, unless such date is extended with the consent of all the Lenders. Notice was previously required to be given not later than December 31, 2017.
Certain Lenders and their affiliates have performed commercial banking, investment banking and advisory services for RRL and/or its affiliates from time to time for which they have received customary fees and reimbursement of expenses. The Lenders and the Documentation Agent may from time to time engage in transactions with and perform services for RRL and its affiliates in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses.
The descriptions of the Amendment and Facility contained herein are qualified in their entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference, and the Reimbursement Agreement, a copy of which was previously filed.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.
The disclosure set forth in Item 1.01 above is hereby incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

10.1
Sixth Amendment to Letter of Credit Reimbursement Agreement, dated as of November 5, 2018, by and among Renaissance Reinsurance Ltd. and each of Bank of Montreal, as documentation agent, Bank of Montreal, London Branch, as a lender, Citibank Europe plc, as a lender and as collateral agent, and ING Bank N.V., London Branch, as a lender and as letter of credit agent.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENAISSANCERE HOLDINGS LTD.

Date:	By:	/s/ Stephen H. Weinstein
November 8, 2018		Stephen H. Weinstein
Senior Vice President, Group General Counsel and Corporate Secretary